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                                                                      EXHIBIT 99

                               SAUL CENTERS, INC.
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

                               AUTHORIZATION FORM

         STEP # 1: If you wish to enroll your stock dividend, partnership distribution, or both in the Plan, you must check one or both of the boxes below and then proceed to Steps 2 and 3, as appropriate. By checking one or both boxes, you also consent to the statement in the paragraph below. If you do not wish to enroll any dividends or distributions in the Plan, do not check either box and discard this Authorization Form.

         [_] Common Stock holders: I hereby enroll in the Plan the dividends on my shares of Common Stock as designated below in Step # 2.


         [_] Partnership Interest holders: I hereby enroll in the Plan the cash distributions on my Partnership Interest as designated below in Step # 3.

         Pursuant to the Dividend Reinvestment and Stock Purchase Plan of Saul Centers, Inc. (the "Plan"), I hereby authorize Saul Centers, Inc. (the "Company") to appoint U.S. Bank, N.A. as my agent to receive any cash dividends and/or cash partnership distributions that hereafter become payable to me on the shares of Common Stock and/or the Partnership Interest as specifically designated below. I further authorize U.S. Bank, N.A. to apply such dividends and/or partnership distributions to the purchase of full shares and fractional interests in shares of the Company's Common Stock, as set forth below. Capitalized terms not otherwise defined in this form shall have the same meaning as in the Plan.

         STEP # 2: If you have elected to enroll your Common Stock, please select one of the following boxes:

         [_] Full Dividend Reinvestment. I authorize the automatic investment of
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all the cash dividends on all the shares of Common Stock registered in my name to purchase Common Stock.


         [_] Partial Dividend Reinvestment. I authorize the automatic investment
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of all the cash dividends on the following shares of Common Stock registered in my name to purchase Common Stock: Please type or print legibly the Common Stock identification number(s) found on the upper left hand corner of your stock certificate for the shares you wish to enroll in the Plan.

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         STEP #3: If you have elected to enroll your Partnership Interest, please select one of the following boxes:

         [_] Full Distribution Investment. I authorize the automatic investment
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of all the cash distributions on the Partnership Interest registered in my name to purchase Common Stock.


         [_] Partial Distribution Investment. I authorize the automatic
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investment ____% of the cash distributions on the Partnership Interest registered in my name to purchase Common Stock.


         I understand that, if I select one or both of the investment options, all cash dividends paid on the whole or fractional shares of Common Stock purchased pursuant to the Plan will be reinvested automatically to purchase additional Common Stock.

         I further understand that the purchases authorized above will be made under the terms and conditions of the Plan and that I may revoke this authorization at any time by notifying U.S. Bank, N.A., in writing, of my desire to terminate my participation.

RETURN THIS FORM ONLY IF YOU
WISH TO PARTICIPATE IN THE PLAN

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Please Print Name (s) as Shown on           Signature (s)
Stock Certificate or on Exhibit A to the Agreement of Limited Partnership of
Saul Holdings Limited Partnership

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Address                                     Signature (s)




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City         State         Zip              Date       Social Security or
                                                       Tax Identification Number